SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

HUDSON GENERAL-COMMON STOCK

GABELLI FUNDS, INC.

          GABELLI CAPITAL ASSET FUND

                    2/28/96             4,000          39.7344


GAMCO INVESTORS, INC.

                    2/28/96             1,000          39.7500

                    2/28/96            15,000          39.5250

                    2/28/96             4,800          39.1198

                    2/23/96             1,000          39.5000

                    2/22/96               100-         39.6250



PREFERRED CONVERTIBLE STOCK-HUDSON GENL CVT BOND

THE GABELLI PERFORMANCE PARTNERSHIP

                    2/28/96              600           121.0833










(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.



                                                    Page 35 of 35